Exhibit 10.2(b)

LOCK-UP AGREEMENT

__________, 2017

Harmony Merger Corp.

777 Third Avenue, 37th Floor

New York, New York 10017

Customer Acquisition Network (Canada) Inc.

120 East Beaver Creek Road, Suite 200

Richmond Hill, Ontario

L4B 4V1, Canada

Attention: Eric So

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization (the “Amalgamation Agreement”), dated as of January 7, 2017, by and among Harmony Merger Corp. (“Harmony”), Harmony Merger Sub (Canada) Inc. (“Merger Sub”), Customer Acquisition Network (Canada) Inc. (“Company”) and the shareholders of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Amalgamation Agreement.

In order to induce the parties to consummate the transactions contemplated by the Amalgamation Agreement, the undersigned agrees not to, either directly or indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any Mundo Shares, issued or to be issued to the undersigned or to any other person or entity of which the undersigned is an Affiliate (as defined below), in each case in connection with the transactions contemplated by the Amalgamation Agreement, including without limitation the Contingent Shares (the “Restricted Securities”),

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise, or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities (it being understood that the foregoing shall not prohibit the undersigned from making any such disclosure to the undersigned’s existing or potential shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, and their respective shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, in each case on a confidential basis).

As used herein, “Restricted Period” means the period commencing on the Closing Date and (A) with respect to 50% of such Restricted Securities, ending on the earlier of (i) the date on which the Closing Price (defined below) of the Mundo Shares exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing Date and (ii) the day preceding the day that is six months after the Closing Date and (B) with respect to the remaining 50% of such Restricted Securities, ending the day preceding the day that is twelve months after the Closing Date; provided, however, the Restricted Period shall terminate immediately prior to the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all Mundo shareholders having the right to exchange their Mundo Shares for cash, securities or other property.

For purposes of this Lock-Up Agreement, “Closing Price” means, with respect to the Restricted Securities, as of the date of determination, (i) if the Restricted Securities are listed on a national securities exchange, the closing sales price per share of a Restricted Security officially reported on the principal national securities exchange on which the Restricted Securities are then listed or admitted to trading; or (ii) if the Restricted Securities are not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices of the Restricted Securities on such date on the principal over the counter market on which the Restricted Securities are traded; or (iii) if neither of clause (i) or (ii) is applicable, a market price per share determined in good faith by the Mundo Board or, if such determination is not satisfactory to the undersigned for whom such determination is being made, by a nationally recognized investment banking firm mutually selected by Mundo and the undersigned, the expenses for which shall be borne equally by Mundo and the undersigned. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death (in the event the undersigned is an individual rather than an entity), (i) in a transaction that does not involve a Public Offering or is not made through a securities exchange or an over-the-counter securities market, or (ii) by gift, will or intestate succession, or by judicial decree, to the undersigned’s beneficiaries or “family members” (as defined below), as applicable, or to trusts, corporations, partnerships, limited liability companies, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members” or executives of Mundo or any controlled subsidiary of Mundo; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement. For purposes of this sub-paragraph, “family member” shall mean any relationship by blood, marriage or adoption, including, but not limited to, spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor. For purposes of this Lock-Up Agreement, “Public Offering” means an underwritten public offering of registrable securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities to the shareholders, members, Affiliates, directors, officers, employees or partners of such entity or any Affiliate of the foregoing or Mundo or any controlled subsidiary of Mundo; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released, from time to time, in whole or part from the terms hereof upon the unanimous written consent of the disinterested members of the Mundo Board (provided the Mundo Shares held by the founders of Harmony are similarly released from all restrictions on transfer then applicable to such shares).

The undersigned hereby authorizes Mundo’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned an appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of New York.

This Lock-Up Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Amalgamation Agreement and (ii) the first Business Day following the expiration of the Restricted Period.

This Lock-Up Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Lock-Up Agreement. Sections 10.1 – 10.4 and 10.7 – 10.12 of the Amalgamation Agreement are incorporated herein by reference and shall apply to this Lock-Up Agreement mutatis mutandis. Each of the parties to this Lock-Up Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Lock-Up Agreement in doing, all things necessary, in the most expeditious manner practicable to carry out or to perform the provisions of this Lock-Up Agreement.

[Signature page follows]

2

SIGNATURE PAGE TO THE LOCK-UP AGREEMENT

Signature

Name:

Address:

3